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                                   EXHIBIT 21


                                OPTION CARE, INC.

                    LISTING OF SUBSIDIARIES OF THE REGISTRANT



Option Care, Inc. (Delaware corporation)
     Option Care, Inc. (California corporation) (Franchising company)
     Option Care Capital Services, Inc. (Delaware corporation) (Finance company) Option Care Enterprises, Inc. (Delaware corporation)
            Home Care of Columbia, Inc. (Missouri corporation)
            Young's I.V. Therapy, Inc. (Pennsylvania corporation) (80% owned) Rehab Options, Inc. (Missouri corporation)
            North County Home I.V., Inc. (California corporation)
            Option Care Hospice, Inc. (Missouri corporation)
            Option Care Home Health, Inc. (Ohio corporation)
     Management by Information, Inc. (Delaware corporation)
     Cordesys Healthcare Management, Inc. (Delaware corporation)
     Women's Health of Optioncare, Inc. (Delaware corporation)
     Option Care of Oklahoma, Inc. (Delaware corporation)
     Option Care of Denver, Inc.  (Delaware corporation)
     Option Care Home Health of California, Inc. (Delaware corporation)
     Option Home Health Care, Inc.  (Delaware corporation)
     Option Care Home Health of Los Angeles, Inc.  (Delaware corporation)
     Option Care Home Health of Coweta, Inc.  (Delaware corporation)


Entities listed above are all wholly owned subsidiaries, except as indicated.




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